UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 9, 2011 (June 3, 2011)
GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its chapter)

Delaware	0-22462	16-1445150

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road P.O. Box 2028 Buffalo, New York	14219-0228

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (716) 826-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-10.1
EX-10.2
EX-99.1

Item 1.01	Entry into a Material Definitive Agreement
The Acquisition of Pacific Award Metals, Inc.
     On June 3, 2011, Southeastern Metals Manufacturing Company, Inc. (“Southeastern Metals”), a Florida corporation and wholly-owned subsidiary of Gibraltar Industries, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with the stockholders of Pacific Award Metals, Inc., a California corporation (“Pacific”). Under the Agreement, Southeastern Metals purchased all of the issued and outstanding shares of capital stock of Pacific. Among other things, Pacific engages in the manufacture and sale of products for use in the new construction and repair and remodel segments of the building products market. Under the terms of the Agreement, the total consideration payable by the Company is approximately $15,399,000 in cash, net of a working capital adjustment provided for in the Agreement. There is no material relationship, other than in respect of the transaction, between the parties. Closing of the Agreement was consented to by the lenders named in the Company’s Third Amended and Restated Credit Agreement, as amended (the “Consent”). The foregoing description of the Agreement and the Consent are qualified in their entirety by reference to the terms, provisions and covenants of the Agreement and the Consent, copies of which are filed as Exhibit 10.1 and 10.2 to this report on Form 8-K.
     The Agreement and the Consent have been filed to provide investors and security holders with information regarding the terms, provisions, conditions, and covenants of those documents and are not intended to provide any other factual information respecting the Company or its subsidiaries. In particular these, documents contain representations and warranties made to and solely for the benefit of the parties thereto, allocating among themselves various risks of the transactions. The assertions embodied in those representations and warranties may be qualified or modified by information in disclosure schedules that the parties have exchanged in connection with signing these documents. Moreover, information concerning the subject matter of the representations and warranties may change after the dates of these documents, which subsequent information may or may not be fully reflected in our public disclosures. Accordingly, investors and security holders should not rely on the representations and warranties in these documents as characterizations of the actual state of any fact or facts.

Item 8.01	Other Events
On June 6, 2011, the Company issued a press release announcing the execution of the Agreement and completion of the purchase of Pacific. A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
     (a) Not Applicable
     (b) Not Applicable
     (c) Not Applicable
     (d) Exhibits:

10.1 —	Stock Purchase Agreement By and Between Southeastern Metals Manufacturing Company, Inc. and the stockholders of Pacific Award Metals, Inc. dated June 3, 2011

10.2 —	Consent by KeyBank National Association and the other lenders named in the Third Amended and Restated Credit Agreement, as amended

99.1 —	Press Release dated June 6, 2011

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date: June 9, 2011	By:	/s/ Kenneth W. Smith
Kenneth W. Smith
Senior Vice President and Chief Financial Officer